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                                                                    Exhibit 11.b

                          THE WILLIAMS COMPANIES, INC.
         COMPUTATION OF EARNINGS PER COMMON AND COMMON-EQUIVALENT SHARE
                    Six months ended June 30, 1995 and 1994

                                                                                           (Thousands, except
                                                                                           per-share amounts)
                                                                                        ------------------------
                                                                                           1995           1994*
                                                                                        ----------      --------
Primary earnings:
  Income from continuing operations                                                     $  166,500     $  98,500
  Preferred stock dividends:
    $2.21 cumulative preferred stock                                                         4,000         4,400
    $3.50 cumulative convertible preferred stock                                             1,500             -
                                                                                        ----------      --------
  Income from continuing operations, net of preferred
    stock dividends                                                                        161,000        94,100
  Income from discontinued operations                                                    1,005,700        28,300
                                                                                        ----------      --------
  Income before extraordinary loss, net of preferred
    stock dividends                                                                      1,166,700       122,400
  Extraordinary loss                                                                             -       (11,100)
                                                                                        ----------      --------
  Income applicable to common stock                                                     $1,166,700      $111,300
                                                                                        ==========      ========

Primary shares:
  Average number of common shares outstanding
    during the period                                                                       94,648       103,610
  Common-equivalent shares attributable to options and
    deferred stock                                                                           3,201           890
                                                                                        ----------      --------
  Total common and common-equivalent shares                                                 97,849       104,500
                                                                                        ==========      ========

Primary earnings per common and common-equivalent share:
  Income from continuing operations                                                        $  1.65        $  .90
  Income from discontinued operations                                                        10.27           .27
                                                                                        ----------      --------
  Income before extraordinary loss                                                           11.92          1.17
  Extraordinary loss                                                                             -          (.11)
                                                                                        ----------      --------
  Net income                                                                                $11.92         $1.06
                                                                                        ==========      ========

Fully diluted earnings:
  Income from continuing operations                                                    $   166,500     $  98,500
  Preferred stock dividends:
    $2.21 cumulative preferred stock                                                         4,000         4,400
                                                                                        ----------      --------
  Income from continuing operations, net of preferred
    stock dividends                                                                        162,500        94,100
  Income from discontinued operations                                                    1,005,700        28,300
                                                                                        ----------      --------
  Income before extraordinary loss, net of preferred
    stock dividends                                                                      1,168,200       122,400
  Extraordinary loss                                                                             -       (11,100)
                                                                                        ----------      --------
  Income applicable to common stock                                                     $1,168,200      $111,300
                                                                                        ==========      ========

Fully diluted shares:
  Average number of common shares outstanding
    during the period                                                                       94,648       103,610
  Common-equivalent shares attributable to options
    and deferred stock                                                                       3,366           955
  Dilutive preferred stock                                                                   1,316             -
                                                                                        ----------      --------
  Total common and common-equivalent shares                                                 99,330       104,565
                                                                                         =========      ========

Fully diluted earnings per common and common-equivalent share:
  Income from continuing operations                                                        $  1.64        $  .90
  Income from discontinued operations                                                        10.12           .27
                                                                                        ----------      --------
  Income before extraordinary loss                                                           11.76          1.17
  Extraordinary loss                                                                             -          (.11)
                                                                                        ----------      --------
  Net income                                                                                $11.76         $1.06
                                                                                        ==========      ========


*Restated as described in Note 7 of Notes to Consolidated Financial Statements.